Exhibit 24

LIMITED POWER OF ATTORNEY

Know all by these presents, that each of the undersigned individuals and entities (each, a “Filer” and collectively, the “Filers”) hereby makes, constitutes and appoints Victor Semah as such Filer’s true and lawful attorney-in-fact with full power and authority as hereinafter described, in respect of any current or future direct or indirect beneficial ownership of securities of American Bitcoin Corp. (including any successor entity), to:

1. prepare, execute in the Filers’ name(s) and on the Filers’ behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Filers to make electronic filings with the SEC of forms and schedules required by Section 16(a) and Section 13(d) and 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the SEC;

2. Execute for and on behalf of each of the Filers (i) Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act, and the rules thereunder, and (ii) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder;

3. Do and perform any and all acts for and on behalf of each of the Filers which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 (including amendments thereto) or Schedule 13D or 13G (including amendments thereto) and timely file such form(s) or schedule(s) with the SEC and any stock exchange or similar authority; and

4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, a Filer, it being understood that the documents executed by such attorney-in-fact on behalf of such Filer pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the Filers hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes a Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. Each of the Filers acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of such Filer, is not assuming any of such Filer’s responsibilities to comply with Sections 13 or 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until a Filer is no longer required to file Forms 3, 4, and 5 (including amendments thereto) and Schedules 13D and 13G (including amendments thereto) with respect to such Filer’s holdings of and transactions in securities issued by American Bitcoin Corp., unless earlier revoked by such Filer in a signed writing delivered to the foregoing attorney-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Limited Power of Attorney to be executed as of this 10th day of September, 2025.

HUT 8 CORP.

By:	/s/ Asher Genoot
Name: Asher Genoot
Title: Chief Executive Officer

U.S. DATA MINING GROUP, INC.

By:	/s/ Asher Genoot
Name: Asher Genoot
Title: President

AMERICAN BITCOIN HOLDINGS LLC

By:	/s/ Asher Genoot
Name: Asher Genoot
Title: Chief Executive Officer

[Signature Page to Limited Power of Attorney]